SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 24, 2009

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

SOUTHWESTERN ELECTRIC POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-3146	Delaware	72-0323455
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events

On June 24, 2009, the Arkansas Court of Appeals reversed the Arkansas Public Service Commission's (APSC’s) November 2007 grant of a Certificate of Environmental Compatibility and Public Need (CECPN) for the Turk plant being constructed by Southwestern Electric Power Company (SWEPCO).  The Court concluded that SWEPCO’s need for baseload capacity, the construction and financing of the generating plant, and the proposed transmission line construction and location should all have been considered by the APSC in one docket instead of separate dockets.

Management disagrees with the Court’s conclusions and believes that the process followed by the APSC was consistent with the governing statutes and decades of past practice in Arkansas.  On June 29, 2009, SWEPCO appealed this decision to the Arkansas Supreme Court.  While the appeal is pending, SWEPCO intends to continue constructing the Turk plant.

      As of May 31, 2009, $731 million had been spent on the Turk Plant, of which SWEPCO paid $555 million, with the remainder paid by the other owners of the Turk Plant.

Please see discussions of the Turk Plant on page 39 of the Annual Report on Form 10-K for the year ended December 31, 2008 and beginning on pages A-17 and A-53 of the Quarterly Report on Form 10-Q for the period ended March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
SOUTHWESTERN ELECTRIC POWER COMPANY

By: /s/ Jeffrey D. Cross
Name: Jeffrey D. Cross
Title: Assistant Secretary

June 29, 2009